Exhibit 23.3



                     CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1996 Stock Option Plan of PRT Group Inc. of our report dated February 11, 1995, with respect to the financial statements and schedule of PRT Group Inc., included in its Registration Statement on Form S-1 (File No. 333-36169) and the related Prospectus.

                               /s/ Shulman, Cohen, Furst, Kramer & Rosen P.C.

                               SHULMAN, COHEN, FURST, KRAMER & ROSEN P.C.


New York, New York
January 21, 1998